                                                                 Exhibit (14)(b)

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Trustees of Fifth Third Funds:

     As independent public accountants, we hereby consent to the reference to our firm under the caption "Financial Highlights" and "Financial Statements" in the Prospectus included in the Registration Statement on Form N-14 filed on April 23, 2002 of Fifth Third Funds and to the use of our report on the financial statements of the Kent Large Company Growth Fund and the Kent Growth and Income Fund dated February 23, 2001, incorporated by reference herein.

/s/ KPMG LLP
------------
KMPG LLP

Columbus, Ohio
April 23, 2002